Exhibit 10.1

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AMENDED AND RESTATED
EQUITY LINE FINANCING AGREEMENT

This Amended and Restated Equity Line Finance Agreement, dated as of August 15, 2006, between BOSTON RESTAURANT ASSOCIATES, INC., a Massachusetts corporation (the “Company”), and DOLPHIN DIRECT EQUITY PARTNERS, L.P., a Delaware limited partnership (“Dolphin”).

WHEREAS, the parties previously have entered into an initial Equity Line Finance Agreement dated as of the date hereof providing terms and conditions substantially identical to those hereof, except that the shares to be purchased hereunder are the Company’s Series B Preferred Stock, $.01 par value per share, rather than Series A Participating Preferred Stock, $.01 par value per share; and

WHEREAS, the parties have not consummated in full and will not give effect to any transactions under the initial agreement and agree to supersede and replace ab initio that agreement with this Agreement in the entirety; and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to Dolphin or not more than one of its affiliated assignees designated by it from time to time as provided herein, and Dolphin shall purchase from the Company, shares of Preferred Stock (as defined below) for an aggregate purchase price up to $1,200,000 on a private placement basis pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 (the “Act”); and

WHEREAS, the Company and Dolphin have agreed that a company controlled by Dolphin shall merge (the “Merger”) with the Company, upon the terms and subject to the conditions set forth in that certain Agreement and Plan of Merger dated as of March 17, 2006(the “Merger Agreement”) as amended through the date hereof; and

WHEREAS, the Company has authorized or will authorize prior to the consummation in full of any transactions hereunder its Series B Preferred Stock, $.01 par value per share (the “Preferred Stock”), having terms as set forth in the form of certificate of designation attached hereto as Annex A, including in particular an 8% annual dividend and no participating provision, and proposes to issue and sell hereunder shares of Preferred Stock; and

WHEREAS, other than specific and express waivers and consents expressly identified in Section 3.01(e), the parties intend that the transactions contemplated hereby shall be independent of the transactions contemplated by the Merger Agreement; and

WHEREAS, pending the Merger, the Special Committee of the Board of Directors of the Company has determined that financing is required for purposes of building out the premises covered by the lease commonly referred to as the Medford Lease and that obtaining such financing pursuant to this Agreement is fair to and in the best interests of the unaffiliated stockholders of the Company, and has declared the advisability of, and approved and adopted, this Agreement and the transactions contemplated hereby;

NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
SALE AND PURCHASE OF PREFERRED STOCK

SECTION 1.01.  INVESTMENTS. (a) Subject to the terms and conditions of this Agreement, the Company, at its sole and exclusive option, may issue and sell to

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Dolphin, and Dolphin shall purchase from the Company, at a purchase price of $0.70 per share, shares of Preferred Stock, based on such number of draw downs, subject to the maximum draw down amount for all draw downs of $1,200,000 in the aggregate (the “Maximum Draw Down Amount”) and the minimum draw down amount for each draw down of $100,000 (the “Minimum Draw Down Amount”), as the Company, in its sole discretion, shall choose to deliver during the term hereof until the aggregate investment amount with respect to Preferred Stock purchased under this Agreement equals $1,200,000.

        (b) Upon the terms and subject to the conditions set forth herein, during the period on which the conditions set forth in Article V hereof have been satisfied, the Company may exercise a draw down hereunder by the delivery of a draw down notice, executed by an executive officer of the Company, to Dolphin. Each draw down will be settled on the fifth business day following the draw down date (the “Settlement Date”).

SECTION 1.02.  EFFECTIVENESS. The effectiveness of this Agreement (the “Closing”) shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence. At the Closing the Company shall deliver to Dolphin a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of each document and certificate executed in connection herewith (the “Transaction Documents”) and the consummation of the transactions contemplated thereby (including, without limitation, the reservation and issuance of the Preferred Stock pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each person who executed any Transaction Document for or on behalf of the Company.

SECTION 1.03.  MECHANICS OF DRAW DOWNS. The Company may deliver a draw down notice to Dolphin, subject to the satisfaction of the conditions set forth in Article V hereof provided, however, the investment amount for each draw down as designated by the Company in the applicable draw down notice shall be neither less than the Minimum Draw Down Amount nor more than the Maximum Draw Down Amount (as determined as of the applicable draw down date) and each draw down amount shall be in increments of $100,000.

SECTION 1.04.  SETTLEMENTS. Subject to the satisfaction of the conditions set forth in Article V hereof, on each Settlement Date the Company shall, unless otherwise instructed by Dolphin, deliver to Dolphin and/or its affiliated assignees designated by Dolphin in its sole discretion with respect to each draw down (“Assignees”) a certificate(s) representing such number of shares of Preferred Stock to be purchased on such Settlement Date with respect to the applicable draw down immediately preceding such Settlement Date against delivery by Dolphin and/or such designees of the investment amount applicable to such draw down by wire transfer of immediately available funds to an account designated by the Company on or before the Settlement Date (references hereinafter to Dolphin shall mean Dolphin and/or such Assignees, as the context requires, with respect to each draw down). In addition, on or prior to each such Settlement Date, each of the Company and Dolphin shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Dolphin acknowledges that shares acquired from the Company pursuant hereto may bear the same restrictive legend as is affixed to the shares of Preferred Stock currently held by Dolphin and that they constitute “restricted securities” within the meaning of the Act.

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ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 2.01.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to Dolphin to enter into this Agreement, the Company hereby represents and warrants to Dolphin that, on and as of the date hereof, each of the representations and warranties (each as qualified by specific reference, if any, therein to a schedule to the Merger Agreement) by the Company set forth in the Merger Agreement are true and correct as if made on and as of the date hereof (except (i) for representations and warranties specifically made as of a particular date, which shall be true and correct as of the date when made, and (ii) as specifically and expressly waived or consented to in Section 3.01(e)) and also that:

        (a) The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Transaction Documents to be executed, delivered or performed by it and has taken all necessary corporate action to authorize the execution, delivery and performance by it of, and the consummation of the transactions contemplated by, the Transaction Documents. No other corporate proceeding on the part of the Company is necessary, and no consent of any shareholder of the Company is required, for the valid execution and delivery by the Company of the Transaction Documents, and the performance and consummation by the Company of the transactions contemplated by the Transaction Documents to be performed by the Company. The Company has duly executed and delivered, or concurrently herewith is executing and delivering, each of the Transaction Documents. This Agreement constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with each of their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        (b) The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby to be performed by the Company do not and will not (i) contravene the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its subsidiaries or any of its respective property or assets is bound, (ii) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default or give rise to an event of acceleration under any contract, lease, loan or credit agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it or any of its subsidiaries is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, security interest, charge or encumbrance of any kind upon any of the properties, assets or capital stock of the Company or any of its subsidiaries, or (iii) violate any provision of the organizational and other governing documents of the Company or any of its subsidiaries.

        (c) The Company has authorized and outstanding 1,147,056 shares of Series A Participating Preferred Stock, $.01 par value per share, and no shares of Preferred Stock and the Board of Directors of the Company is authorized to issue the shares of Preferred Stock to be purchased and sold hereunder.

        (d) Except for “blue sky” filings that have been or timely will be made by the Company and the filing of one or more current reports on Form 8-K in connection with the transactions contemplated hereby, no consent, approval, authorization or order of, or filing or registration with, any court or governmental authority or other person is required to be obtained or made by the Company for the execution, delivery and performance of the Transaction Documents or the consummation of any of the transactions contemplated thereby.

        (e) Assuming the accuracy of Dolphin’s representations pursuant to Section 3.01 hereof, the sale of the Preferred Stock hereunder will be exempt from the registration requirements of the Act.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF DOLPHIN

SECTION 3.01.  SECURITIES ACT REPRESENTATIONS. Dolphin hereby acknowledges, represents, warrants and covenants to the Company as follows:

        (a) Dolphin understands that: (i) the offering and sale of the Preferred Stock to be issued and sold hereunder is intended to be exempt from the registration requirements of the Act; and (ii) the sale of the Preferred Stock to be issued and sold hereunder has not been registered under the Act or any other applicable securities laws and such securities may be resold only if registered under the Act and any other applicable securities laws or if an exemption from such registration requirements is available.

        (b) Dolphin represents that the Preferred Stock to be acquired by Dolphin pursuant to this Agreement is being acquired for its own account and not with a view to, or for sale in connection with, any distribution thereof or in violation of the Act or any other securities laws that may be applicable.

        (c) Dolphin represents that Dolphin (i) is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Act, and (ii) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Common Stock and is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Common Shares.

        (d) Dolphin acknowledges that the Act restricts the transferability of securities, such as the Preferred Stock, issued in reliance upon the exemption from the registration requirements of the Act provided by Section 4(2) thereunder.

        (e) For purposes of the Merger Agreement, Braidol Acquisition Corp. (“Braidol”) hereby consents to the transactions contained in this Agreement, including the sale of the Preferred Stock and the use of the net proceeds in accordance with Section 4.06 hereof. For purposes of the Merger Agreement, each of Dolphin and Braidol hereby waives breaches of the following provisions of the Merger Agreement caused solely by the transactions expressly covered hereby: the second sentence of Section 4.5; subsections (b), (e), (j), (q) and (r) of section 4.10; Section 4.11; Section 4.19; Section 4.21 (provided that a true and correct copy of each agreement that as of the date hereof would constitute a Material Contract, as defined in such section, has been provided to Dolphin); Section 4.22; Section 4.27; subsections (a), (d), (e), (f), (i), (j), (l), (o), (p), (r) and, with respect to such other subsections, (s) of Section 6.01; and, with respect to the foregoing, Sections 8.2 and 9.1.

ARTICLE IV
COVENANTS

SECTION 4.01.  RULE 144; CURRENT INFORMATION. For so long as this Agreement is in effect or there are outstanding any shares of Preferred Stock, the Company will cause its Common Stock to continue to be registered under Section 12 of the Exchange Act, file all reports required to be filed by it under the Act and the Securities Exchange Act of 1934 (the “1934 Act”) and will take such further actions as Dolphin may reasonably request, all to the extent required from time to time to enable Dolphin and its assignees to sell Preferred Stock or the shares of Common Stock that may be acquired upon the conversion thereof (the “Conversion Shares”) without registration under the Act pursuant to the safe harbors and exemptions provided by Rule 144 under the Act (to the extent applicable), as such Rule may be amended from time to time.  Upon the request of Dolphin, the Company will deliver to Dolphin a written statement as to whether it has complied with the foregoing requirements; provided that the foregoing shall terminate and be of no force or effect upon the

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consummation of any Rule 13e-3 transaction, as defined in Rule 13e-3(a)(3) promulgated under the 1934 Act.

SECTION 4.02.  RESERVATION OF CONVERSION SHARES. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, sufficient shares of Common Stock to provide for the issuance of all Conversion Shares.

SECTION 4.03.  NO INTEGRATION. The Company shall not make any offers or sales of any security under circumstances that would require registration under the Act of the Preferred Stock being offered or sold hereunder.

SECTION 4.04.  ISSUANCE OF DRAW DOWN SHARES. The sale and issuance of the Preferred Stock in connection with each draw down shall be made in accordance with the provisions and requirements of Section 4(2) of the Act and any applicable state law.

SECTION 4.05. PRE-EMPTIVE RIGHTS. Reference is made to that certain Rights Agreement dated as of December 14, 2004, among the Company and the Investors named therein (the “Rights Agreement”). The parties hereto agree to cooperate in all reasonable respects to permit the exercise and effect of the rights of such Investors set forth in Section 16 of the Rights Agreement, including without limitation, if necessary, the cancellation and re-issuance of such number of shares of Preferred Stock purchased hereunder that may be required to be sold to such Investors pursuant to and within the time period prescribed by such Section and the refunding of the related purchase price.  In addition, Dolphin and each other investor hereunder shall execute and deliver a signature page to the Rights Agreement to the extent not already a party thereto with respect to Preferred Stock purchased hereunder.

SECTION 4.06. USE OF PROCEEDS. The Company shall use the net proceeds of the sale of the Preferred Stock hereunder only for the build out of the premises covered by the lease commonly referred to as the Medford Lease, and costs directly and reasonably related to such build out, as generally authorized by the board of directors of the Company, or in such amounts and for such other purposes as shall be approved in advance by Dolphin.

ARTICLE V
CONDITIONS TO DELIVERY OF DRAW DOWN
NOTICES AND CONDITIONS TO SETTLEMENT

SECTION 5.01.  CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A DRAW DOWN NOTICE. The right of the Company to deliver a draw down notice hereunder is subject to the satisfaction, on the date of delivery of such notice, of each of the following conditions:

        (a) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company set forth in Section 2.01 shall be true and correct as of the date when made and as of the applicable draw down date as though made at such time (except for representations and warranties specifically made as of a particular date which shall be true and correct as of the date when made).

        (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date.

        (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory

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organization having authority over the matters contemplated hereby that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

        (d) Material Adverse Changes. For the thirty days preceding the date of delivery of such draw down notice, no event known to the Company that had or is reasonably likely to have a Material Adverse Effect (as such term is defined in the Merger Agreement) shall have occurred; provided however that the issuance by the Securities And Exchange Commission of comments to the Company Proxy Statement (as defined in the Merger Agreement) and the reasonable incurrence of costs in connection therewith shall be excepted from the definition of a Material Adverse Effect solely for purposes of this Section 5.01(d).

SECTION 5.02.  DOCUMENTS REQUIRED TO BE DELIVERED ON EACH DRAW DOWN DATE. Dolphin’s obligation to purchase Preferred Stock pursuant to a draw down hereunder shall additionally be conditioned upon the delivery to Dolphin on or before the applicable draw down date of a certificate in form and substance satisfactory to Dolphin, executed by an executive officer of the Company to the effect that all conditions to the delivery of such draw down notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the applicable draw down notice).

ARTICLE VI
TERMINATION

SECTION 6.01.  TERM; TERMINATION BY MUTUAL CONSENT. Subject to the provisions of Section 6.02, the term of this Agreement shall run until the end November 30, 2006; provided that the right of the Company to effect any draw downs under this Agreement may be terminated at any time by mutual consent of the parties.

SECTION 6.02.  TERMINATION BY DOLPHIN. Dolphin may immediately terminate the right of the Company to effect any draw downs under this Agreement if any of the following events shall occur:

        (a) The Company (i) fails to issue shares of Preferred Stock to Dolphin on any Settlement Date as provided herein, or (ii) fails to fulfill its obligations pursuant to this Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph);

        (b) The Company or any subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

        (c) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company;

        (d) The sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other person or persons when the Company is not the survivor; or

        (e) The Company breaches any material representation, warranty, covenant or agreement contained in this Agreement or any other Transaction Document.

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ARTICLE VII
MISCELLANEOUS

SECTION 7.01.  EXPENSES. The Company will pay the reasonable attorneys’ fees and expenses of Dolphin in connection with the negotiation of this Agreement and the Transaction Documents subject to a maximum of $10,000, all of which shall be payable at the Closing.

SECTION 7.02.  NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be made in accordance with the notice provisions set forth in the Merger Agreement.

SECTION 7.03. FURTHER ASSURANCES. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

SECTION 7.04.  GOVERNING LAW; SUBMISSION TO JURISDICTION; ETC. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. THE PARTIES HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (UNLESS U.S. FEDERAL JURISDICTION IS LACKING, IN WHICH CASE THE PARTIES AGREE TO SUBMIT TO THE JURISDICTION OF ANY STATE COURT OF GENERAL JURISDICTION SITTING IN NEW YORK COUNTY IN THE STATE OF NEW YORK) IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER OR THAT MATTERS RELATING TO THE TRANSACTION DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

SECTION 7.05. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, all of which taken together shall constitute one and the same instrument.

SECTION 7.06. AMENDMENT AND RESTATEMENT. The parties previously have entered into an initial Equity Line Finance Agreement dated as of July 12, 2006 and hereby agree that they have not consummated in full and will not give effect to any transactions under such initial agreement and that such initial agreement is superseded and replaced ab initio with this Agreement in the entirety; provided that the draw down in the amount of $600,000 received by the Company as of July 14, 2006 shall be deemed for all purposes to be delivered hereunder with respect to the Preferred Stock.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

BOSTON RESTAURANT ASSOCIATES, INC.

		By:	/s/ George R. Chapdelaine
Name: George R. Chapdelaine
Title: President and CEO

DOLPHIN DIRECT EQUITY PARTNERS, LP

By: Dolphin Advisors, LLC
its managing general partner

		By:	/s/ Carlos P. Salas
Name:
Title:

Solely with respect to
the second sentence of Section 3.01(e):

BRAIDOL ACQUISITION CORP.

By:	/s/ Carlos P. Salas
Name:
Title: